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                                                                     EXHIBIT 3.4

                          AMENDED AND RESTATED BYLAWS

                                       OF

                         DSC COMMUNICATIONS CORPORATION
                      (AS AMENDED AS OF OCTOBER 28, 1996)
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                          AMENDED AND RESTATED BYLAWS
                                       OF
                         DSC COMMUNICATIONS CORPORATION
                             A DELAWARE CORPORATION


                                    PREAMBLE

         These Bylaws are subject to, and governed by, the Delaware General Corporation Law and the Certificate of Incorporation of DSC Communications Corporation (the "Corporation"). In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Delaware General Corporation Law or the provisions of the Certificate of Incorporation of the Corporation, such provisions of the Delaware General Corporation Law or the Certificate of Incorporation, as the case may be, will be controlling.


                             ARTICLE ONE:  OFFICES

         1.01 Registered Office and Agent. The registered office and registered agent of the Corporation shall be as designated from time to time by the appropriate filing by the Corporation in the office of the Secretary of State of the State of Delaware.

         1.02 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


                     ARTICLE TWO:  MEETINGS OF STOCKHOLDERS

         2.01 Annual Meeting. An annual meeting of stockholders of the Corporation shall be held each calendar year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At such meeting and subject to the provisions in these Bylaws, the stockholders shall elect directors and transact such other business as may properly be brought before the meeting.

         2.02 Special Meeting. Special meetings of stockholders of the Corporation for any purpose or purposes may be called only by (i) the Board of Directors pursuant to a resolution stating the purpose or purposes thereof approved by a majority of the total number of Directors which the Corporation would have if there were no vacancies (the "Whole Board"), or (ii) by the Chairman of the Board of Directors of the Corporation. Only such business shall be transacted at a special meeting as may be stated or indicated in the notice of such meeting.

         2.03    Place of Meetings.    The Board of Directors or the Chairman
of the Board, as the case may be, may designate the place of meeting for any annual meeting or for any special meeting of the
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stockholders.  If no designation is so made, the place of meeting shall be the principal office of the Corporation.

         2.04 Notice. Written or printed notice stating the place, date, and hour of each meeting of the stockholders and, in the case of a special meeting, the purposes or purposes for which the meeting is called, shall be given not less than ten or more than sixty (60) days before the date of the meeting, either personally or by mail, by the Corporation. Any previously scheduled meeting of the stockholders may be postponed, and any special meeting of the stockholders may be canceled, by resolution of the Board of Directors upon public notice given prior to the date previously scheduled for such meeting of stockholders.

         2.05 Voting List. At least ten (10) days before each meeting of stockholders, the Secretary shall prepare or cause to be prepared a complete list of shareholders entitled to vote thereat, arranged in alphabetical order, with the address of, and number of voting shares held by each. For a period of ten (10) days prior to such meeting, such list shall be kept on file at a place within the city where the meeting is to be held, which place shall be specified in the notice of meeting, or, if not so specified, at the place where the meeting is to be held and shall be subject to inspection by any stockholder during ordinary business hours. Such list shall be produced at such meeting and kept at the meeting at all times during such meeting, and shall be subject to inspection by any stockholder who is present.

              2.06 Quorum. The holders of a majority of the outstanding shares entitled to vote, present in person or by proxy at any meeting of stockholders, shall constitute a quorum at such meeting, except as otherwise provided by law, the Certificate of Incorporation, or these Bylaws. If a quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat who are present, in person or by proxy, or, if no stockholder entitled to vote is present, any officer of the Corporation may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or
represented.    In addition, The Chairman of the meeting may adjourn the
meeting from time to time, whether or not there is such a quorum. At any adjourned meeting at which a quorum shall be present, in person or by proxy, any business may be transacted which may have been transacted at the original meeting had a quorum been present; provided that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

              2.07 Majority Vote; Withdrawal of a Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the outstanding shares entitled to vote who are present, in person or by proxy, shall decide any question brought before such meeting, unless the question is one on which by express provision of statute, the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The stockholders present at a duly constituted meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.





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         2.08    Method of Voting; Proxies.  Except as otherwise provided in the Certificate of Incorporation or by law, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a
meeting of stockholders.    At all meetings of stockholders, a stockholder may
vote by proxy executed in writing (or in such manner prescribed by the General Corporation Law of the State of Delaware (the "DGCL")) by the stockholder, or by such person's duly authorized attorney in fact.

         2.09    Fixing Record Date; Procedure for Consents.

         (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action other than stockholder action by written consent, the Board of Directors may fix a record date, which shall not precede the date such record date is fixed and shall not be more than sixty (60) days nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any such other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given. The record date for any other purpose other than stockholder action by written consent shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of stockholders meetings are recorded, to the attention of the Secretary of the Corporation. Delivery shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action





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in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

         (c) In the event of the delivery to the Corporation of a written consent or consents purporting to authorize or take corporate action and/or related revocations (each such written consent and any revocation thereof is referred to in this Section 2.09(c) as a "Consent"), the Secretary of the Corporation shall provide for the safekeeping of such Consents and shall as soon as practicable thereafter conduct such reasonable investigation as he or she deems necessary or appropriate for the purpose of ascertaining the validity of such Consents and all matters incident thereto, including, without limitation, whether the holders of shares having the requisite voting power to authorize or take the action specified in the Consents have given consent; provided, however, that if the corporate action to which the Consents relate is the removal or election of one or more members of the Board of Directors, the Secretary of the Corporation shall designate an independent, qualified inspector with respect to such Consents and such inspector shall discharge the functions of the Secretary of the Corporation under this Section 2.09(c). If after such investigation the Secretary or the inspector (as the case may be) shall determine that any action purportedly taken by such Consents has been validly taken, that fact shall be certified on the records of the Corporation kept for the purpose of recording the proceedings of meetings of the stockholders and the Consents shall be filed with such records. In conducting the investigation required by this Section 2.09(c), the Secretary or the inspector may, at the expense of the Corporation, retain to assist them special legal counsel and any other necessary or appropriate professional advisors, and such other personnel as they may deem necessary or appropriate.

         2.10 Conduct of Meeting. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the rights and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.





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         2.11    Notice of Stockholder Business and Nominations.

         (a)     Annual Meetings of Stockholders.

                  (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation's notice of meeting delivered pursuant to Section 2.04 of these Bylaws, (b) by or at the direction of the Chairman or the Board of Directors or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in clauses (2) and
         (3) of this paragraph (A) and this Section 2.11 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

                 (2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause
         (c) of paragraph (A)(1) of this Section 2.11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than seventy (70) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the seventieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder, including such persons's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made; and (c) as to the stockholder giving the notice and the beneficial owners, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner and
         (ii) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

                 (3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 2.11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement





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         naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least eighty
         (80) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which such public announcement is first made by the Corporation.

         (B) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting pursuant to
Section 2.04 of these Bylaws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 2.11 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as are specified in the Corporation's notice of meeting, if the stockholder's notice as required by paragraph (A)(2) of this Section 2.11 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (C)     General.

                  (1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.11 shall be eligible to serve as director and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.11. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.11 and if any proposed nomination or business is not in compliance with this Section 2.11, to declare that such defective proposal or nomination shall be disregarded.

                 (2) For purposes of this Section 2.11, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with





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         the Securities and Exchange Commission pursuant to Section 13, 14 or
         15(d) of the Exchange Act.

                 (3)      Notwithstanding the foregoing provisions of this
         Section 2.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 2.11. Nothing in this Section 2.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

                           ARTICLE THREE:  DIRECTORS

         3.01 Management. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, and subject to the restrictions imposed by law, the Certificate of Incorporation, or these Bylaws, the Board of Directors may exercise all the powers of the Corporation.

         3.02 Number; Qualification; Election; Term. The number of directors which shall constitute the entire Board of Directors shall be not less than seven nor more than fifteen. Within the limit above specified, the number of directors shall be determined by resolution adopted by a majority of the directors holding office at such time; provided, however, that no decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. None of the directors need be a stockholder of the Corporation or a resident of the State of Delaware. Each director must have attained the age of majority. In all elections of directors, the persons receiving a plurality of the votes cast at any such meeting in such election shall be elected if a quorum is present at such meeting.

         The Board of Directors is divided into three classes, Class I, Class II, and Class III. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, that each director shall serve until a successor shall have been elected and qualified, unless he shall resign, become disqualified, disabled, or shall otherwise be removed.

         At each annual election of directors, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board shall designate one or more directorships whose term then expires as directorships of another class in order to more nearly achieve equality of number of directors among the classes.

         Notwithstanding the rule that the three classes of directors shall be as equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he is a member until the expiration of his current term, or his prior death, resignation or removal.





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         Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at an annual meeting or special meeting called for that purpose only if written notice of such stockholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than thirty (30) days prior to such meeting. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee.

         3.03 Change in Number. No decrease in the number of directors constituting the entire Board of Directors shall have the effect of shortening the term of any incumbent director.

         3.04    Vacancies.       Newly created directorships resulting from
any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

         3.05 Place of Meeting. The directors may hold their meetings, except as otherwise provided by law, in such place or places, within or without the State of Delaware, as the Board of Directors may from time to time determine or as shall be specified in the notice or waiver of notice of such meeting.

         3.06 First Meeting. Each newly elected Board of Directors may hold its first meeting for the purpose of organization and the transaction of business, if a quorum is present, immediately after and at the same place as each Annual Meeting of Stockholders, and no notice of such meeting shall be necessary.





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         3.07    Election of Officers.  At the first meeting of the Board of
Directors after each Annual Meeting of Stockholders at which a quorum shall be present, the Board of Directors shall elect the officers of the Corporation.

         3.08 Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         3.09 Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by a majority of the Board of Directors then in office.

         3.10 Notice. The Secretary shall give notice of each special meeting to each director. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         3.11 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but if at any meeting of the Board of Directors there be less than a quorum present, a majority of those present or any director solely present may adjourn the meeting from time to time without further notice if the time and place to which the meeting is adjourned are announced at the meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that may have been transacted at the meeting originally called. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law, the Certificate of Incorporation of these Bylaws.

         3.12 Procedure. At meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine. The Chairman of the Board, if such office has been filled, and, if not or if the Chairman of the Board is absent or otherwise unable to act, a chairman selected among the directors present shall preside. The Secretary of the Corporation shall act as the Secretary of the meetings of the Board of Directors unless the Board of Directors appoints another person to act as Secretary of the meeting. The Board of Directors shall keep regular minutes of its proceedings which shall be placed in the minute book of the Corporation.

         3.13 Compensation. The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, paid to directors for attendance at regular or special meetings of the Board of Directors or for other service to the corporation; provided, that nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity or receiving compensation therefore.

         3.14 Telephone Meetings. Members of the Board of Directors, and members of any committee of the Board of Directors, may participate in and hold a meeting of the Board of Directors, or such committee, by means of a conference telephone or similar communications





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equipment by means of which persons participating in the meeting can hear each other, and participation in such a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         3.15 Action Without a Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors, or all of the committee members, as the case may be, and such consent shall have the same force and effect as a vote of such directors, or committee members, as the case may be, at a meeting fully called and held and may be stated as such in any articles or document filed with the Secretary of State of the State of Delaware or in any certificate delivered to any person.

         3.16.  Removal.   Any Director may be removed from office only for
cause by the affirmative vote of the holders of at least a majority of the voting power of all voting stock then outstanding, voting together as a single class.

                 ARTICLE FOUR:  EXECUTIVE AND OTHER COMMITTEES

         4.01 Designation. The Board of Directors may, by resolution passed by a majority of the Whole Board, designate an executive and/or other committees.

         4.02 Number; Qualification; Term. Each committee shall consist of one or more directors appointed by resolution adopted by a majority of the entire Board of Directors. The Board of Directors may designate one or more directors as alternate members of any committee and such alternate members may replace any absent or disqualified member at any meeting of that committee. Further, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member and alternate committee member shall serve as such until the expiration of his term as a director or his earlier resignation, unless sooner removed as a committee member, alternate committee member, or director.

         4.03 Authority. Each committee of the Board of Directors shall have and may exercise only the authority granted to such committee in a resolution adopted by a majority of the entire Board of Directors; provided that no such committee shall have the authority of the Board of Directors in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation recommending to the stockholders the sale, lease, or exchange of all or substantially all of the property and assets of the corporation, recommending to the stockholders a dissolution of the corporation or a revocation thereof, or amending, altering, or repealing these Bylaws or adopting new Bylaws for the Corporation.





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
         4.04 Vacancies. Any vacancy in any committee of the Board of Directors may be filled by resolution passed by a majority of the Board of Directors remaining in office.

         4.05 Regular Meetings. Regular meetings of any committee of the Board of Directors may be held without notice at such time and place as shall be determined from time to time by such committee and communicated to all members thereof.

         4.06 Special Meetings. Special meetings of any committee of the Board of Directors may be called by the Chairman of that committee or any member thereof at anytime by giving notice to each member, either personally or by mail, telephone or telegraph.

         4.07 Quorum. A majority of the members of any committee of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. Any questions coming before any committee of the Board of Directors shall be determined by a majority of those present.

         4.08 Procedure. Each committee of the Board of Directors shall keep minutes of its proceedings and report the same to the Board of Directors at the Board of Directors' next meeting. The minutes of the proceedings of each such committee shall be placed in the minute book of the corporation.

         4.09 Removal. Any member of any committee of the Board of Directors may be removed by the Board of Directors by the affirmative vote of a majority of the number of directors fixed in the manner provided in these Bylaws whenever in the judgment of the Board of Directors the best interest of the Corporation will be served thereby.

                             ARTICLE FIVE:  NOTICE

         5.01 Method. Whenever by law, the Certificate of Incorporation, or these Bylaws, notice is required to be given to any committee member, director or stockholder and no provision is made as to how such notice shall be given, such provision shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to such member, director, or stockholder at his address as it appears on the books or, in the case of a stockholder, the stock transfer records of the Corporation; or
(b) by any other method permitted by law (including but not limited to telegram). Any notice required or permitted to be given by mail shall be deemed to be delivered and given at the time transmitted with all charges prepaid and addressed as aforesaid.

         5.02 Waiver. Whenever any notice is required to be given to any committee member, stockholder, or director of the Corporation by law, the Certificate of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein shall be equivalent to the giving of such notice. Attendance of a committee member, stockholder, or director at a meeting shall constitute a waiver of notice of such meeting, except where such person attends for the express purpose of objecting, at the beginning of





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the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                             ARTICLE SIX:  OFFICERS

         6.01 Number; Titles; Term of Office. The officers of the Corporation shall be a Chairman of the Board and a Vice Chairman of the Board (if the Board of Directors shall determine the election of such officers to be appropriate), a President, one or more Vice Presidents (and, in the case of each Vice President, with such descriptive title, if any, as the Board of Directors shall determine), a Secretary, a Treasurer, and such other officers as the Board of Directors may from time to time elect or appoint. Each officer shall hold office until his successor shall have been duly elected and shall have qualified, until his death, or until he shall resign or shall have been removed in the manner hereinafter provided. Any two or more offices may be held by the same person. None of the officers need be a stockholder or a director of the Corporation or a resident of the State of Delaware.

         6.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the Whole Board whenever in its judgment the best interest of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

         6.03 Vacancies. Any vacancy occurring in an office of the Corporation (by death, resignation, removal, or otherwise) may be filled by the Board of Directors.

         6.04 Authority. Officers shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

         6.05 Compensation. The compensation, if any, of the Corporation's officers and agents shall be fixed from time to time by the Board of Directors provided, however, that the Board of Directors may, in its discretion, delegate the authority to fix compensation of the Corporation's officers and agents to a Committee of the Board and, provided further, that the President of the Corporation may fix the salaries of the Corporation's officers (other than himself) and agents if the Board of Directors and/or any Committee designated by the Board of Directors fails to do so.

         6.06 Chairman of the Board. The Chairman of the Board, if one is elected by the Board of Directors, shall preside at all meetings of the Board of Directors and shall have such additional powers and duties as may be assigned to him by the Board of Directors.

         6.07 Vice Chairman of the Board. The Vice Chairman of the Board, if one is elected by the Board of Directors, shall have such powers and duties as may be assigned to him by the Board of Directors.

         6.08 President. The President shall be the chief executive and operating officer of the Corporation and, subject to the Board of Directors, he shall have general executive charge, management and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. The President shall also be the chief administrative officer of the Corporation and, subject to the Board of Directors, shall have charge of the actual day-to-day operations and management of the corporation and its properties, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. He shall preside at all meetings of stockholders. He may agree upon and execute all division and transfer orders, bonds, contracts, and other obligations in the name of the Corporation, and he may sign all certificates for shares of stock of the Corporation.

         6.09 Vice Presidents. Each Vice President shall have such powers and duties as may be assigned to him by the Board of Directors or the Chairman of the Board, and (in such order as is determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Vice President) shall exercise the powers of the President during that officer's absence or inability to act. As between the Corporation and third parties, any action taken by a Vice President in the performance of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

         6.10 Treasurer. The Treasurer shall have custody of the Corporation's funds and securities, shall keep full and accurate account of receipts and disbursements, shall deposit all monies and valuable effects in the name and to the credit of the Corporation in such depository or depositories as may be designated by the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, or the President.

         6.11 Assistant Treasurers. Each Assistant Treasurer shall have such power and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the President. The Assistant Treasurers (in such order as is determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Treasurer) shall exercise the powers of the Treasurer during that officer's absence or inability to act.

         6.12 Secretary. Except as otherwise provided in these Bylaws, the Secretary shall keep the minutes of all meetings of the Board of Directors and of the stockholders in books provided for that purpose, and he shall attend to the giving and service of all notices. He may sign with the Chairman of the Board or President all certificates for shares of stock of the corporation, and he shall have charge of the certificate books, transfer books, and stock papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours. He shall in general perform all duties incident to the office of the Secretary, subject to the control of the Board of Directors, the Chairman of the Board, and the President.

         6.13 Assistant Secretaries. Each Assistant Secretary shall have such powers and duties as may be assigned to him by the Board of Directors, the Chairman of the Board, or the president. The Assistant Secretaries (in such order as is determined by the Board of Directors or, in the absence of such a determination, as determined by the length of time they have held the office of Assistant Secretary) shall exercise the powers of the Secretary during that officer's absence or inability to act.

              ARTICLE SEVEN:  STOCK CERTIFICATES AND STOCKHOLDERS

         7.01 Certificates for Shares. Certificates for shares of stock of the Corporation shall be in such form as shall be shall be approved by the Board of Directors. The certificates shall be signed by the Chairman of the Board or the President or a Vice President and also by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any and all signatures on the certificate may be a facsimile and each such certificate may be sealed with the seal of the Corporation or a facsimile thereof. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer transfer agent, or registrar at the date of issue. The certificates shall be consecutively numbered and shall be entered in the books of the corporation as they are issued and shall exhibit the holder's name and the number of shares.

         7.02 Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates representing shares of stock be issued in place of a certificate or certificates representing shares of stock theretofore issued by a Corporation and alleged to have been lost or destroyed upon the making of an affidavit of that fact by the person claiming the certificate or certificates representing shares of stock that was or were lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond of a surety or sureties satisfactory to the Corporation in such sum as it may direct as indemnity against any claim, or expense resulting from a claim, that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost or destroyed.

         7.03 Transfer of Shares. Shares of stock of the Corporation shall be transferable only on the books of the corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall, subject to any applicable restrictions on transfer duly noted thereon, issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

         7.04 Registered Stockholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

         7.05 Regulations. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer, and registration or the replacement of certificates for shares of stock of the Corporation.

         7.06 Legends. The Board of Directors shall have the power and authority to provide that the certificates representing shares of stock bear such legends as the Board of Directors deem appropriate to assure that the Corporation does not become liable for violations of federal or state securities laws or other applicable law.

                        ARTICLE EIGHT:  INDEMNIFICATION

         8.01 Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an "Indemnitee") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation or of a partnership, joint venture trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such Indemnitee. Notwithstanding the preceding sentence, except as otherwise provided in Section 8.03, the Corporation shall be required to indemnify an Indemnitee in connection with a proceeding (or part thereof) commenced by such Indemnitee only if the commencement of such proceeding (or part thereof) by the Indemnitee was authorized by the Board of Directors of the Corporation.

         8.02 Prepayment of Expenses. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnitee in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Indemnitee to repay all amounts advanced if it should be ultimately determined that the Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.

         8.03 Claims. If a claim for indemnification or payment of expenses under this Article VIII is not paid in full within sixty (60) days after a written claim therefor by the Indemnitee has been received by the Corporation, the Indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the Indemnitee is not entitled to the requested indemnification or payment of expenses under applicable law.

         8.04 Nonexclusivity of Rights. The rights conferred on any Indemnitee by this Article VIII shall not be exclusive of any other rights which such Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

         8.05 Other Sources. The Corporation's obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at its request as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Indemnitee may collect as indemnification or advancement of expenses from such other Corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

         8.06 Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article VIII shall not adversely affect any right or protection hereunder of any Indemnitee in respect of any act or omissions occurring prior to the time of such repeal or modification.

         8.07    Other Indemnification and Prepayment of Expenses.  This
Article VIII shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Indemnitees when and as authorized by appropriate corporate action.

                    ARTICLE NINE:  MISCELLANEOUS PROVISIONS

         9.01 Dividends. Subject to provisions of law and the Certificate of Incorporation, dividends may be declared by the Board of Directors at any regular or special meeting and may be paid in cash, in property, or in securities of the Corporation. Such declaration and payment shall be at the discretion of the Board of Directors.

         9.02 Reserves. There may be created by the Board of Directors out of funds of the Corporation legally available therefor such reserve or reserves as the directors from time to time, in their discretion, consider proper to provide for contingencies, to equalize dividends, to repair or maintain any property of the Corporation, or for such other purpose as the Board of Directors shall consider beneficial to the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

         9.03 Books and Records. The Corporation shall keep correct and complete books and records of account, shall keep minutes of the proceedings of its stockholders, Board of Directors, and any committee of the Board of Directors, and shall keep at its registered office or principal place of business, a record of its stockholders, giving the name and address of all stockholders and the number and class of the shares held by each.

         9.04 Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors; provided, that if such fiscal year is not fixed by the Board of Directors it shall be the calendar year.





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
         9.05 Seal. The seal of the Corporation shall be such as from time to time may be approved by the Board of Directors.

         9.06 Resignation. Any committee member or director may resign by so stating at any meeting of the Board of Directors or any committee member, director or officer may resign by giving written notice to the Board of Directors, the Chairman of the Board, the President, or the Secretary. Such resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         9.07 Securities of Other Corporations. The Chairman of the Board, the President or any other officer of the Corporation that the Board of Directors may designate from time to time shall have the power and authority to transfer, endorse for transfer, vote, and take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

         9.08 Amendments of Bylaws. The Bylaws may be altered or repealed and new Bylaws may be adopted (1) at any annual or special meeting of stockholders by the affirmative vote of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote thereat, provided, however, that any proposed alteration or repeal of, or the adoption of any Bylaw inconsistent with, Section 2.02 or 2.11 of Article II or Section
3.02 or 3.04 of Article III of the Bylaws by the stockholders shall require the affirmative vote of the holders of at least 80% of the voting power of all voting stock then outstanding, voting together as a single class, and provided, further, however, that, in the case of any such stockholder action at a special meeting of stockholders, notice of the proposed alteration, repeal or adoption of the new Bylaw or Bylaws must be contained in the notice of such special meeting, or (2) by the affirmative vote of a majority of the Whole Board.

         9.09 Invalid Provisions. If any part of these Bylaws shall be held invalid or inoperative for any reason, the remaining parts, so far as it is possible and reasonable, shall remain valid and operative.

         9.10    Headings.   The Headings used in these Bylaws have been
inserted for administrative convenience only and do not constitute matter to be construed in interpretation.

         9.11 References. Whenever herein the singular number is used, the same shall include the plural where appropriate and words of any gender shall include each other gender where appropriate.





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